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EXHIBIT 11 - (UNAUDITED)


                               MEDPARTNERS, INC.
                  COMPUTATION OF NET INCOME (LOSS) PER SHARE


                                                                 THREE MONTHS ENDED               NINE MONTHS ENDED
                                                                     SEPTEMBER 30,                   SEPTEMBER 30,
                                                                 1996             1995            1996            1995
                                                                 ----             ----            ----            ----
 Earnings:
   Income from Continuing operations                          $ (151,534)        $ 25,267      $ (114,524)       $   67,652
   Operating income (loss) form discontinued operations                -           (5,791)        (68,879)         (152,407)
   Gain on sale of discontinued operations                             -                -           2,080             7,085
                                                              ----------         --------      ----------        ----------
   Net income (loss)                                          $ (151,534)        $ 19,476      $ (181,323)       $  (77,670)
                                                              ==========         ========      ==========        ==========

 PRIMARY
   Weighted average common shares outstanding                    148,370          133,645         146,063           130,298
   Net common shares issuable on exercise of
     certain stock options (1)                                     3,259            4,324           3,865             5,018
                                                              ----------         --------      ----------        ----------
   Average common and common equivalent
     shares outstanding                                          151,629          137,969         149,928           135,316
                                                              ==========         ========      ==========        ==========

   Per share amounts:
     Income from continuing operations                        $    (1.00)        $   0.18      $    (0.76)       $     0.50
     Operating income (loss) from discontinued operations              -            (0.04)          (0.46)       $    (1.12)
     Gain on sale of discontinued operations                           -                -            0.01              0.05
                                                              ----------         --------      ----------        ----------
     Net income (loss)                                        $    (1.00)        $   0.14      $    (1.21)       $    (0.57)
                                                              ==========         ========      ==========        ==========

 FULLY DILUTED
   Weighted average common shares outstanding                    148,370          133,645         146,063           130,298
   Net common shares issuable on exercise of
   certain stock options (1)                                       3,992            4,670           3,855             5,502
                                                              ----------         --------      ----------        ----------
   Average common and common equivalent
     shares outstanding                                          152,362          138,315         149,918           135,800
                                                              ==========         ========      ==========        ==========

 Per share amounts:
   Income from continuing operations                          $    (0.99)        $   0.18      $    (0.76)       $      0.50
   Operating income (loss) from discontinued operations                -            (0.04)          (0.46)             (1.12)
   Gain on sale of discontinued operations                             -                -            0.01               0.05
                                                              ----------         --------      ----------        -----------
   Net income (loss)                                          $    (0.99)        $   0.14      $    (1.21)       $     (0.57)
                                                              ==========         ========      ==========        ===========


(1) Net common shares issuable on exercise of certain stock options is calculated based on the treasury stock method using the average market price for the primary calculation and the ending market price, if higher than average, for the fully diluted calculation.



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